UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 16, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On February 21, 2024, SM Energy Company (“Company”) issued a press release announcing its fourth quarter and full year 2023 financial and operating results, year-ended 2023 reserves, and the Company’s 2024 operating plan, as well as announcing its planned participation in upcoming investor conferences and the related details. As indicated in the press release, the Company scheduled a webcast and conference call for February 22, 2024, at 8:00 a.m. Mountain time/10:00 a.m. Eastern time to answer questions. The conference call is publicly accessible via webcast (available live and for replay) and telephone, and the press release includes instructions for accessing the webcast via the Company's website and dial-in information for the call. Availability of the webcast on the Company’s website is at the Company’s discretion and may be discontinued at any time. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 16, 2024, the Board of Directors (“Board”) of the Company fixed the number of directors at nine and appointed Barton R. Brookman to serve on the Board until the next annual meeting of the Company’s stockholders, or until his successor is elected and qualified or his earlier resignation or removal. The Board also appointed Mr. Brookman to serve on its Audit Committee and Environmental, Social and Governance Committee. There is no understanding or arrangement between Mr. Brookman and any other person pursuant to which Mr. Brookman was appointed.
The Board determined that Mr. Brookman is an independent director within the meaning of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange. Mr. Brookman has not entered into any related party transactions with the Company that require disclosure pursuant to 404(a) of Regulation S‑K.
Mr. Brookman previously served as the President and Chief Executive Officer of PDC Energy, Inc. ("PDC") from January 2015 until PDC was acquired by Chevron Corporation in August 2023. Mr. Brookman joined PDC in July 2005 as Senior Vice President-Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor, Snyder Oil, from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations.
In connection with his service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Mr. Brookman will be granted 1,226 shares of the Company’s common stock, which represents a pro rata portion of the $180,000 in value of the Company’s common stock granted to each director for service from May 26, 2023, until May 24, 2024. In addition, Mr. Brookman will be paid approximately $24,000, representing a pro rata portion of the annual retainer paid to non-employee directors, and will receive reimbursement for any out-of-pocket expenses, in accordance with the Company's policies.
Item 7.01    Regulation FD Disclosure.
On February 21, 2024, the Company issued a press release announcing that Mr. Brookman had been appointed to the Board. A copy of the press release is furnished hereto as Exhibit 99.2. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of SM Energy Company dated February 21, 2024, entitled "SM Energy Reports 2023 Results and 2024 Operating Plan"
99.2	Press release of SM Energy Company dated February 21, 2024, entitled “SM Energy Announces the Appointment of Barton R. Brookman to the Company’s Board of Directors and Promotion of James B. Lebeck”
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	February 21, 2024	By:	/s/ PATRICK A. LYTLE
Patrick A. Lytle
Vice President - Chief Accounting Officer and Controller
(Principal Accounting Officer)